EXHIBIT 10.18.9

AMENDED AND RESTATED LOAN AGREEMENT

(This Amended and Restated Loan Agreement amends, restates, and replaces that certain Amended and Restated Loan Agreement dated as of April 30, 2008, among the undersigned Borrower, The Lakes Mall, LLC and Bank.)

THIS AMENDED AND RESTATED LOAN AGREEMENT ("Loan Agreement") is made as of May 15, 2009, by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421-6000 ("Borrower") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with a principal office at 701 Market Street, Chattanooga, Tennessee 37402 (hereinafter referred to as the "Bank").

Recitals of Fact

Borrower has requested that Bank commit to make loans and advances to it on a revolving credit basis in an amount not to exceed at any one time outstanding the aggregate principal sum of One Hundred Five Million Dollars ($105,000,000.00) for the purpose of providing working capital for pre-development expenses, development costs, equity investments, repayment of existing indebtedness, certain distributions to limited partners (as allowed herein), letters of credit and construction and for general corporate purposes. Bank has agreed to make certain portions of such loans and advances on the terms and conditions herein set forth. Manufacturers and Traders Trust Company, Compass Bank, Regions Bank and Branch Banking and Trust Company, all as participants in the Loan have previously agreed to make certain portions of such loan and advances on the terms and conditions previously set forth and now on the terms and conditions herein set forth.

This Loan Agreement is currently being amended to: (a) extend the maturity date two (2) years; (b) adjust certain covenants; and (c) add certain collateral located in Tennessee.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

SECTION 1: DEFINITIONS AND ACCOUNTING TERMS

1.1Certain Defined Terms. For the purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

C SGE 450404 v7

2100000-C03120 5/14/2009

"Adjusted Asset Value" means, as of a given date, the sum of EBITDA attributable to malls, power centers and all other assets for the trailing four (4) quarters most recently ended, divided by (iii) 7.75%. In determining Adjusted Asset Value:

(i)        EBITDA attributable to real estate properties acquired during the most recently ended fiscal quarter shall be disregarded;

(ii)       EBITDA attributable to real estate properties acquired before the most recently ended fiscal quarter but during the three (3) fiscal quarters preceding the most recently ended fiscal quarter shall be annualized, based upon the period beginning on the date of its acquisition through the measurement date;

(iii)      EBITDA attributable to Properties whose development was completed during such trailing four fiscal quarters shall be disregarded;

(iv)      EBITDA attributable to and Properties whose development was completed before such trailing four fiscal quarters but during any of the four (4) fiscal quarters preceding such trailing four (4) fiscal quarters, shall be annualized, based upon the period beginning on the first month after the first anniversary of its completion and ending on the measurement date;

(v)       EBITDA attributable to any Property which is currently under development shall be excluded;

(vi)      With respect to any Subsidiary that is not a Wholly Owned Subsidiary, only Borrower’s Ownership Share of EBITDA attributable to such Subsidiary shall be used when determining Adjusted Asset Value; and

(vii)     EBITDA shall be attributed to malls and power centers based on the ratio of (x) revenues less property operating expenses (to be determined exclusive of interest expense, depreciation and general and administrative expenses) of malls and power centers to (y) total revenues less total property operating expenses (similarly determined), such revenues and expenses to be determined on a basis and in a manner consistent with Parent’s method of reporting of segment information in the notes to its financial statements for the fiscal quarter ended March 31, 2009 as filed with the Securities and Exchange Commission, and otherwise in a manner reasonably acceptable to Bank.

In addition, in the case of any operating Property acquired in the immediately preceding period of twenty-four (24) consecutive months for a purchase price indicative of a capitalization rate of less than 7.0% EBITDA attributable to such Property shall be excluded from the determination of Adjusted Asset Value, if that particular operating Property is valued in Parent’s financial statements at its purchase price.

"Adjusted Loan Amount" means the lesser of (a) 65% of the Appraised Value the real estate and improvements described in the Mortgages; or (b) the Permanent Loan Estimate of all Collateral Properties; or (c) $105,000,000.00.

C SGE 450404 v7

2100000-C03120 5/14/2009

"Affiliate" means as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a pension fund, university or other endowment funds, mutual fund investment company or similar fund having a passive investment intent owning such a ten percent (10%) or greater interest in a Person shall not be deemed an Affiliate of such Person unless such pension, mutual, endowment or similar fund either (i) owns fifty percent (50%) or more of the Capital Stock or other ownership interest in such Person, or (ii) has the right or power to select one or more members of such Person's board of directors or other governing body.

"Agreement Date" means the date as of which this Loan Agreement is dated.

"Applicable Law" means, in respect of any Person, all provisions of statutes, rules, regulations and orders of any governmental authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the person in question is a party.

"Bank's Proportionate Share" means Bank's undivided participating interest in the Loan which shall be equal to Twenty Seven Million Five Hundred Thousand and NO/100 Dollars ($27,500,000.00).

"Base Rate" means the base commercial rate of interest established from time to time by Bank. The Base Rate existing as of the date hereof is three and twenty five hundredths percent (3.25%) per annum.

"Borrower" has the meaning set forth in the introductory paragraph hereof and shall include Borrower’s successors and permitted assigns.

"Borrowing Base" is the limitation on the aggregate Revolving Credit Loan indebtedness which may be outstanding at any time during the term of this Loan Agreement. The Borrowing Base will normally be calculated each July 1, January 1, April 1 and October 1 but shall be subject to recalculation upon the occurrence of any extraordinary event, such as the addition or release of any collateral, or an extraordinary event that materially affects the value of any collateral. The Borrowing Base will be an amount not to exceed the Adjusted Loan Amount.

"Borrowing Base Certificate" means a report certified by the controller or chief financial officer or Senior Vice President of Borrower, setting forth the calculations required to establish the Borrowing Base as of a specified date, all in form and detail reasonably satisfactory to Bank.

C SGE 450404 v7

2100000-C03120 5/14/2009

"Business Day" means a banking business day of Bank and which is also a day on which dealings are carried on in the interbank eurodollar market.

"Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

"CBL Holdings I" means CBL Holdings I, Inc., a Delaware corporation and the sole general partner of Borrower, and shall include CBL Holdings I, its successors and permitted assigns.

"CBL Holdings II" means CBL Holdings II, Inc., a Delaware corporation and a limited partner of Borrower, and shall include CBL Holdings II, its successors and permitted assigns.

"CBL & Associates Management, Inc." means CBL & Associates Management, Inc., a Delaware corporation, and shall include CBL & Associates Management, Inc.’s successors and permitted assigns.

"CBL Mortgage" means the mortgages and/or deeds of trust with security agreements and assignments of rents and leases and related amendments executed by Borrower, Walnut Square Associates Limited Partnership, The Lakes Mall, LLC, CBL Morristown, Ltd., Citadel Mall DSG, LLC, Laredo/MDN II Limited Partnership, The Shoppes at Hamilton Place, LLC and/or any other entity related to or owned by Borrower and/or Parent and/or CBL Holdings I in favor of Bank covering their interest in the properties described in Exhibit "A," attached hereto and made a part hereof.

"Closing Date" means the date of this Loan Agreement set out in the first paragraph of this Loan Agreement.

"Collateral Document" means any Guaranty, the CBL Mortgage, any security deed, mortgage, deed of trust, assignment of leases and rents, any property management contract assignments, and any other security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Bank’s Liens in any of the Collateral.

"Collateral Property" means the property described in the CBL Mortgage.

"Credit Agreement" means the Sixth Amended and Restated Credit Agreement dated as of February 28, 2003 among Borrower, Wells Fargo and others, as amended from time to time, including the amendment referred to as Sixth Amendment to Sixth Amended and Restated Credit Agreement dated on November 30, 2007.

"Debt Service" means, with respect to a Person and for a given period, the sum of the following: (a) such Person’s Interest Expense for such period; (b) regularly scheduled principal payments on Indebtedness of such Person made during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full; and (c) such Person’s Ownership Share of the amount of any payments of the type described in the immediately preceding clause (b) of Unconsolidated Affiliates of such Person.

C SGE 450404 v7

2100000-C03120 5/14/2009

“Default Rate” means the rate of interest described in the Note, which shall accrue at Bank’s option after the occurrence of an Event of Default which remains uncured after any applicable grace period.

"EBITDA" means, for any period, net income (loss) of Parent and its Subsidiaries determined on a consolidated basis for such period excluding the following amounts (but only to the extent included in determining net income (loss) for such period and without duplication):

(a)       depreciation and amortization expense and other non-cash charges for such period less depreciation and amortization expense allocable to minority interest in Subsidiaries of Borrower for such period;

(b)       interest expense for such period less interest expense allocable to minority interest in Subsidiaries of Borrower for such period;

(c)	minority interest in earnings of Borrower for such period;

(d)        (i) extraordinary or nonrecurring net gains or losses (other than gains or losses from the sale of outparcels of Properties) for such period and expense relating to the extinguishments of Indebtedness for such period, except as otherwise provided in clause (d)(ii) below) for such period; (ii) gains or losses from the sale of outparcels and non-operating Properties for such period (provided however, that the gains or losses from such sales of outparcels and non-operating Properties may not exceed five percent (5%) of EBITDA calculated prior to taking such gains or losses into account); and (iii) expense relating to the extinguishments of Indebtedness for such period;

(e)	net gains or losses on the disposal of discontinued operations for such period;

(f)       expenses incurred during such period with respect to any real estate project abandoned by Parent or any Subsidiary in such period;

(g)	income tax expense in respect of such period;

(h)      Parent’s Ownership Share of depreciation and amortization expense and other non-cash charges of Unconsolidated Affiliates of Parent for such period; and

(i)        Parent’s Ownership Share of interest expense of Unconsolidated Affiliates of Parent for such period; and

(j)        non-cash impairment charges as defined by Financial Accounting Standards Board (FASB) Statement 144Accounting for the Impairment or Disposal of Long-Lived Assets.

"Effective Date," which definition is used and only applies within Section 7.12 hereof, means the date the Credit Agreement became effective in accordance with Section 4.1 thereof.

C SGE 450404 v7

2100000-C03120 5/14/2009

"Environmental Laws" means all applicable local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes all as amended from time to time.

"Equity Interest" means, with respect to any Person, any share of Capital Stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of Capital Stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of Capital Stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, whether or not certificated and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

"Equity Issuance" means any issuance or sale by a Person of any Equity Interest.

"Event of Default" has the meaning assigned to that phrase in Section 8.

"Extension of Credit" means, with respect to a Person, any of the following, whether secured or unsecured: (a) loans to such Person, including without limitation, lines of credit and mortgage loans; (b) bonds, debentures, notes and similar instruments issued by such Person; (c) reimbursement obligations of such Person under or in respect of any letter of credit; and (d) any of the foregoing of other Persons, the payment of which such Person Guaranteed or is otherwise recourse to such Person.

"GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity, including without limitation, the Securities and Exchange Commission, as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gross Asset Value" means, at a given time, the sum (without duplication) of the following:

(a)	Adjusted Asset Value at such time;

(b)      all cash and cash equivalents of Parent and its Subsidiaries determined on a consolidated basis as of the end of the fiscal quarter most recently ended (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (other than restrictions in the nature of early withdrawal penalties));

(c)       with respect to any Property which is under construction or the development of which was completed during any of the four (4) fiscal quarters most recently ended, the book

C SGE 450404 v7

2100000-C03120 5/14/2009

value of construction in process as determined in accordance with GAAP for all such Properties at such time (including without duplication Parent’s Ownership Share of all construction in process of Unconsolidated Affiliates of Parent);

(d)      the book value of all unimproved real property of Parent and its Subsidiaries determined on a consolidated basis;

(e)       the purchase price paid by Parent or any Subsidiary (less any amounts paid to Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) as required to be disclosed in a consolidated balance sheet (including the notes thereto) of Parent for:

(i)        any Property (other than a property under development) acquired by Parent or such Subsidiary during Parent’s fiscal quarter most recently ended; and

(ii)       any operating Property acquired in the immediately preceding period of twenty four (24) consecutive months for a purchase price indicative of a capitalization rate of less than 7.00%; provided, that if Parent or a Subsidiary acquired such Property together with other Properties or other assets and paid an aggregate purchase price for such Properties and other assets, then Parent shall allocate the portion of the aggregate purchase price attributable to such Property in a manner consistent with reasonable accounting practices; provided further in no event shall the aggregate of value of such operating Properties included in the Gross Asset Value pursuant to this clause (e)(ii) exceed $2,000,000,000.00.

(f)       with respect to any purchase obligation, repurchase obligation or forward commitment evidenced by a binding contract included when determining the Total Liabilities of Parent and its Subsidiaries, the reasonably determined value of any amount that would be payable, or property that would be transferable, to Parent or any Subsidiary if such contract were terminated as of such date; and

(g)      to the extent not included in the immediately preceding clauses (a) through (f), the value of any real property owned by a Subsidiary (that is not a Wholly Owned Subsidiary) of Borrower or an Unconsolidated Affiliate of Borrower (such Subsidiary or Unconsolidated Affiliate being a "JV") and which property secures Recourse Indebtedness of such JV. For purposes of this clause (g):

(x)       the value of such real property shall be the lesser of (A) the Permanent Loan Estimate which would be applicable to such real property were such property a Collateral Property and (B) the amount of Recourse Indebtedness secured by such real property;

(y)       in no event shall the aggregate value of such real property included in Gross Asset Value pursuant to this clause (g) exceed $500,000,000.00; and

(z)	the value of any such real property shall only be included in Gross Asset

Value if the organizational documents of such JV provide that if, and to the extent, such Indebtedness is paid by Borrower or a Subsidiary of Borrower or by resort to such real property, then Borrower or a Subsidiary of Borrower shall automatically

C SGE 450404 v7

2100000-C03120 5/14/2009

acquire, without the necessity of any further payment or action, all Equity Interests in such JV not owned by Borrower or any Subsidiary.

"Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation means and includes (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation.

"Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any applicable Environmental Laws.

"Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):

(a)	all obligations of such Person in respect of money borrowed;

(b)      all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed:

(i)        represented by notes payable, or drafts accepted, in each case representing extensions of credit,

(ii)	evidenced by bonds, debentures, notes or similar instruments, or

(iii)     constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

(c)	capitalized lease obligations of such Person;

(d)      all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); and

(e)       all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

"Interest Expense" means, with respect to a Person and for any period,

(a)       the total interest expense (including, without limitation, interest expense attributable to capitalized lease obligations) of such Person and in any event shall include all letter of credit fees amortized as interest expense and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus

C SGE 450404 v7

2100000-C03120 5/14/2009

(b)       to the extent not already included in the foregoing clause (a) such Person’s Ownership Share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person.

Interest Expense allocable to minority interest in Subsidiaries of Borrower shall be excluded from Interest Expense of Parent and its Subsidiaries when determined on a consolidated basis.

"Investment" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"Lakes Mall Mortgage" means the Michigan Mortgage from The Lakes Mall, LLC (“Lakes Mall”) in favor of U.S. Bank National Association later assigned on March 18, 2002 to Mortgage Holdings, LLC and later assigned to Bank, as amended from time to time.

"Letter of Credit Documents" means, with respect to any letter of credit issued in connection with the Loan, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such letter of credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such letter of credit or (b) any collateral security for any of such obligations.

"LIBOR Rate" means the London Interbank Offered Rates as established from time to time and published in The Wall Street Journal, Money Rates Section which, unless otherwise specified herein or in the Note, is a one (1) month LIBOR Rate.

"Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any

C SGE 450404 v7

2100000-C03120 5/14/2009

jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

"Loan" means the Revolving Credit Loan from Bank to Borrower.

"Loan Agreement" means this Loan Agreement among Borrower and Bank, and any modifications, amendments, or replacements thereof, in whole or in part.

"Loan Document" means this Loan Agreement, each Note, each Collateral Document,each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party or Parent in connection with, pursuant to or relating to this Loan Agreement.

"Loan Party" means Borrower, Parent, and each other Person who guarantees all or a portion of the Loan and/or who pledges any Collateral to secure all or a portion of the Loan.

"Maximum Rate" means the maximum variable contract rate of interest which Bank may lawfully charge under applicable statutes and laws from time to time in effect.

"Mortgages" or "Mortgage" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning real estate or an interest in real estate granting a Lien on such real estate or interest in real estate as security for the payment of indebtedness.

"Net Operating Income" means, for any Collateral Property and for the period of twelve (12) consecutive calendar months most recently ending, the sum of the following (without duplication):

(a)       rents and all other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent); minus

(b)      all expenses paid related to the ownership, operation or maintenance of such Property, including without limitation, taxes and assessments, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and marketing expenses; minus

(c)       an amount equal to (i) the aggregate square footage of all owned space of such Property times (ii) $0.20; minus

(d)       an imputed management fee in the amount of three percent (3.0%) of the aggregate base rents and percentage rents received for such Property for such period.

"Net Proceeds" means with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

C SGE 450404 v7

2100000-C03120 5/14/2009

“Newly Acquired Property” means Property acquired by Borrower, Parent and/or their respective Subsidiaries during any fiscal quarter for which compliance with financial covenants is being tested.

"Nonrecourse Indebtedness" means, with respect to a Person, an Extension of Credit or other Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Extension of Credit or other Indebtedness.

"Note" means the revolving credit note of even date herewith executed by Borrower to Bank in the original principal sum of One Hundred Five Million Dollars ($105,000,000.00), which is a consolidation of the previously existing note from Lakes Mall payable to the order of the Bank in the principal sum of $38,100,000.00 and the previously existing note from the Borrower payable to the order of the Bank in the principal sum of $66,900,000.00, as such note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.

"Off-Balance Sheet Liabilities" means liabilities and obligations of Parent, Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in the SEC Off-Balance Sheet Rules) which Parent would be required to disclose in the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which Parent would be required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) (“SEC”). As used in this definition, the term "SEC Off-Balance Sheet Rules" means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182.68 Fed. Reg. 5982 (Feb. 5, 2003) (to be codified at 17 CFR pts. 228, 229 and 249).

"Ownership Share" means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4(i) of the Credit Agreement, such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

"Parent" means CBL & Associates Properties, Inc., a Delaware corporation and a qualified public REIT and formerly until March 31, 1997, the sole general partner of Borrower and shall include Parent’s successors and permitted assigns.

"Participant" means each of the following to the extent each of the following owns an interest in the Loan pursuant to the Participation Agreement: Compass Bank, Regions Bank,

C SGE 450404 v7

2100000-C03120 5/14/2009

Branch Banking and Trust Company and Manufacturers and Traders Trust Company, their respective successors and assigns, and any other participants in the Loan.

"Participant's Proportionate Share (BB&T)" means Branch Banking and Trust Company's (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Fifteen Million Dollars ($15,000,000.00) divided by One Hundred Five Million Dollars ($105,000,000.00).

"Participant's Proportionate Share (Compass)" means Compass Bank's, (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Fifteen Million and NO/100 Dollars ($15,000,000.00) divided by One Hundred Five Million Dollars ($105,000,000.00).

"Participant's Proportionate Share (M&T)" means Manufacturers and Traders Trust Company (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Twenty Million and NO/100 Dollars ($20,000,000.00) divided by One Hundred Five Million Dollars ($105,000,000.00).

"Participant's Proportionate Share (Regions)" means Regions Bank's (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Twenty Seven Million Five Hundred Thousand and NO/100 Dollars ($27,500,000.00) divided by One Hundred Five Million Dollars ($105,000,000.00).

"Participants' Proportionate Share" means Participant's Proportionate Share (M&T), Participant's Proportionate Share (Compass), Participant's Proportionate Share (Regions) and Participant's Proportionate Share (BB&T), as such proportionate shares may change from time to time pursuant to the Participation Agreement.

"Participation Agreement" means that certain Participation Agreement entered into on or about even date herewith, among Bank, M&T, Compass Bank, Regions Bank and Branch Banking and Trust Company and/or any other participants in the Loan, as amended from time to time.

"Permanent Loan Estimate" means, as of any date of determination and with respect to any Collateral Property, an amount equal to (a) the trailing twelve (12) month Net Operating Income of such Collateral Property divided by (b) the product of (i) 1.25 and (ii) the mortgage constant for a 25-year loan bearing interest at a per annum rate equal to the greater of: (aa) the average rate published in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities during the previous four fiscal quarters plus 2.50% ; or (ab) 7.25%.

"Permitted Encumbrances" shall mean and include:

C SGE 450404 v7

2100000-C03120 5/14/2009

(a)      liens for taxes, assessments or similar governmental charges not in default or being contested in good faith by appropriate proceedings;

(b)     workmen's, vendors', mechanics' and materialmen's liens and other liens imposed by law incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

(c)      liens in respect of pledges or deposits under social security laws, worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations;

(d)     any liens and security interests specifically listed and described in Exhibit "B" hereto attached or in any exhibit describing permitted exceptions and attached to any CBL Mortgage;

(e)      such other liens and encumbrances to which Bank shall consent in writing; and

(f)      leases, licenses, rental agreements or other agreements for use and occupancy of the subject property.

"Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

"Property" or "Properties" means a parcel (or group of related parcels) of real property developed (or to be developed) for use as regional mall or retail strip shopping center and any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

"Recourse Indebtedness" means any Indebtedness other than Nonrecourse Indebtedness.

“REIT” means a real estate investment trust, as defined in the Internal Revenue Code.

"Related Entities" or "Related Entity" means any entity which executed a promissory note, guaranty or mortgage, deed of trust, deed to secure debt or any other collateral or security documents in connection with or as a part of the Loan.

“Requisite Lenders” means Bank and the participants having an aggregate proportionate share in the Loan equal to no less than 66.67%.

“Restricted Payment” means any of the following:

(a)

any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable

C SGE 450404 v7

2100000-C03120 5/14/2009

solely in shares of that class of stock or other Equity Interest to the holders of that class;

(b)

any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of Parent or any of its Subsidiaries now or hereafter outstanding;

(c)

any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and

(d)

any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other Equity Interest of Parent or any of its Subsidiaries now or hereafter outstanding.

"Revolving Credit Advances" means advances of principal on the Revolving Credit Loan by Bank under the terms of this Loan Agreement to Borrower during the term of the Revolving Credit Loan pursuant to Section 3.1.

"Revolving Credit Loan" means the Borrower's indebtedness owed to Bank pursuant to Section 2 of this Loan Agreement.

“Senior Officer” means the Chairman, Vice Chairman, President, an Executive Vice President, Senior Vice President-Finance, Senior Vice President-Real Estate Finance, Senior Vice President–Accounting, Controller and Chief Financial Officer of Borrower or Parent.

“Subordinated Debt” means Indebtedness for money borrowed of Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Advances (as such term is defined in the Credit Agreement) and the other Obligations (as such term is defined in the Credit Agreement) in a manner satisfactory to Bank, in its sole and absolute discretion.

"Subsidiary" or "Subsidiaries" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"Tangible Net Worth" means, as of a given date, the stockholders’ equity of Parent and its Subsidiaries determined on a consolidated basis plus (x) increases in accumulated depreciation accrued after September 30, 2002 and (y) minority interests in Borrower minus (to the extent reflected in determining stockholders’ equity of Parent and its Subsidiaries): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting

C SGE 450404 v7

2100000-C03120 5/14/2009

from revaluation thereof or any write-up in excess of the cost of such assets acquired (but excluding any such write-up for purchase price adjustments of acquisition properties based on GAAP), and (b) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

"Termination Date of Revolving Credit Loan" shall mean the earlier of (a) June 1, 2011, or in the event that Bank and Borrower shall hereafter mutually agree in writing that the Revolving Credit Loan and Bank's commitment hereunder shall be extended to another date, such other date mutually agreed upon between Bank and Borrower to which Bank's commitment shall have been extended, or (b) the date as of which Borrower shall have terminated Bank's commitment under the provisions of Section 2.5 hereof.

"Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication and whether or not a liability under GAAP) all of the following:

(a)	all letter of credits of such Person;

(b)      all purchase and repurchase obligations and forward commitments evidenced by binding contracts, including forward equity commitments and contracts to purchase real property, reasonably determined to be owing under any such contract assuming such contract were terminated as of such date;

(c)       all quantifiable contingent obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person and exposure under swap agreements;

(d)      all Off-Balance Sheet Liabilities of such Person and the Ownership Share of the Off-Balance Sheet Liabilities of Unconsolidated Affiliates of such Person;

(e)       all Indebtedness of Subsidiaries of such Person, provided that Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary shall be included in Total Liabilities only to the extent of Borrower’s Ownership Share of such Subsidiary (unless Borrower or a Wholly Owned Subsidiary of Borrower is otherwise obligated in respect of such Indebtedness); and

(f)       such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

For purposes of this definition:

(1)      Total Liabilities shall not include Indebtedness with respect to letters of credit if, and to the extent, such letters of credit are issued

(i)        to secure obligations to municipalities to perform work in connection with construction of projects, such exclusion under this clause (i) to be to the extent there are reserves for such obligations under the construction loan for the applicable project;

C SGE 450404 v7

2100000-C03120 5/14/2009

(ii)	in support of permanent loan commitments, in lieu of a deposit;

(iii)     as a credit enhancement for Indebtedness incurred by an Subsidiary of Borrower, but only to the extent such Indebtedness is already included in Total Liabilities; or

(iv)      as a credit enhancement for Indebtedness incurred by a Person which is not an Affiliate of Borrower, such exclusion under this clause (iv) to be to the extent of the value of any collateral provided by such Person to secure such letter of credit.

(2)       obligations under short-term repurchase agreements entered into as part of a cash management program shall not be included as Total Liabilities;

(3)       all items included in line item "Accounts Payable and Accrued Liabilities" under the category of "Liabilities and Shareholder's Equity" in the Consolidated Balance Sheets included in Parent's Form 10-Q or Form 10-K (or their equivalent) filed with the SEC shall not be included as Total Liabilities.

"UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

"Unconsolidated Affiliate" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

"Wells Fargo" means Wells Fargo Bank, National Association.

"Wholly Owned Subsidiary" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

1.2       Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements required to be delivered from time to time pursuant to Section 6.5 hereof.

SECTION 2: COMMITMENT; FUNDING AND TERMS OF REVOLVING CREDIT LOAN

2.1       The Commitment. Subject to the terms and conditions herein set out, Bank agrees and commits to make loan advances to and issue letters of credit for the account of Borrower from time to time, from the Closing Date until the Termination Date of Revolving Credit Loan, in an aggregate principal amount of the loan advances and the face amount of any letters of credit not to exceed, at any one time outstanding, the lesser of (a) One Hundred Five

C SGE 450404 v7

2100000-C03120 5/14/2009

Million Dollars ($105,000,000.00); (b) Borrower's Borrowing Base, as defined in Section 1; or (c) the Permanent Loan Estimate.

2.2       Funding the Loan. Each loan advance hereunder shall be made upon the written request of Borrower to Bank, specifying the date and amount and intended use thereof. All advances hereunder shall be made by depositing the same to the checking account of Borrower at Bank or other methods acceptable to Borrower and Bank.

2.3       The Note and Interest. The Revolving Credit Loan shall be evidenced by one (1) promissory note of Borrower payable to the order of Bank in the aggregate principal amount of One Hundred Five Million Dollars ($105,000,000.00), in form substantially the same as the copy of the Note, attached hereto as Exhibit "C." The entire principal amount of the Loan shall be due and payable on the Termination Date of Revolving Credit Loan. The unpaid principal balances of the Revolving Credit Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances (calculated on the basis of a year of 365 or 366 days as is appropriate) at a rate per annum as specified in the Note. Said interest shall be payable monthly on the first day of each month after the Closing Date. Bank shall mail to Borrower a billing notice at least ten (10) days prior thereto setting forth the payment amount next due, but any failure to send such notice shall not relieve Borrower of the obligation to pay accrued interest. The final installment of interest, together with the entire outstanding principal balance of the Revolving Credit Loan, shall be due and payable on the Termination Date of Revolving Credit Loan. The first selection of the one (1) month, three (3) months, six (6) months or, if funds are available in the interbank eurodollar market, twelve (12) months LIBOR Rate shall be made by Borrower on or prior to the date of the Note and each selection thereafter shall be made at least twenty four (24) hours prior to the end of the then applicable interest rate period. Borrower may not ever select a rate period which exceeds the Termination Date of the Revolving Credit Loan. In the event funding at the LIBOR Rate is not available as a matter of law, funding to the extent allowed hereunder shall be at the Base Rate minus one and fifty hundredths percent (1.50%); however, the interest rate shall never be less than four and fifty hundredths percent (4.50%) per annum.)

2.4       Commitment Fee/Servicing Fee/ Other Fees. On the Closing Date Borrower will pay to Bank (in addition to the commitment fees it has previously paid) an additional commitment/extension fee of Five Hundred Twenty Five Thousand and No/100 Dollars ($525,000.00). In addition to the commitment/extension fee, on each June 1, Borrower shall pay to Bank a servicing fee in the amount of Forty Thousand and NO/100 Dollars ($40,000.00) for Bank's services in connection with administering the Loan participation with the Participants. The servicing fee shall belong solely to Bank and the Participants shall have no interest therein. Borrower agrees that the commitment fees and servicing fee are fair and reasonable considering the condition of the money market, the creditworthiness of Borrower, the interest rate to be paid, and the nature of the security for the Loan.

2.5       Borrowings under, Prepayments or Termination of the Revolving Credit Loan. Borrower may, at its option, from time to time, subject to the terms and conditions of this Loan Agreement, without penalty, borrow, repay and reborrow amounts under the Note, and

C SGE 450404 v7

2100000-C03120 5/14/2009

principal payments received shall be applied by Bank to the Note all in such order and amounts as Bank deems appropriate in its sole discretion.

By notice to Bank in writing, Borrower shall be entitled to terminate Bank's commitment to make further advances on the Revolving Credit Loan; and provided that the Revolving Credit Loan and all interest and all other obligations of Borrower to Bank arising hereunder shall have been paid in full, Bank shall thereupon at Borrower's request release its security interest in all of Borrower's Property securing the Revolving Credit Loan.

2.6       Substitution of Collateral. Upon Bank's prior written approval, Borrower may substitute collateral originally provided for the Revolving Credit Loan for collateral of equal or greater value but such substituted collateral must be acceptable to Bank and the acceptance thereof is solely within the discretion of Bank.

2.7	Intentionally Deleted.

2.8       Secondary Financing by Parent Parent was formerly the general partner of Borrower. It is also a real estate investment trust. In the event Parent does any additional offering of its securities, if required by Bank, it will apply no less than 75% net of expenses of the monies received from such offering for the benefit of Borrower and will not use that percentage of funds so received to capitalize or otherwise fund any other new partnerships or entities that are not affiliates of Borrower.

2.9       Issuance of Letters of Credit. To the extent that letters of credit are requested by Borrower to be issued in connection with the Loan, Borrower agrees to execute and deliver to Bank any documents reasonably requested by Bank related to the issuance of the letters of credit, including but not limited to Bank’s standard form of reimbursement agreement. The letters of credit shall not have an expiry date beyond the maturity date of the Note. Subject to compliance with the other terms and provisions of this Loan Agreement, up to Twenty Million Dollars ($20,000,000.00) of the Loan may be used for issuance of letters of credit for any purpose acceptable to Bank. While the face amount of the letters of credit shall be counted against availability under the Loan as described in Section 2.1, such amounts shall only be deemed actual Loan advances when the letter of credit is drawn upon.

SECTION 3: REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

3.1       Required Repayments. In the event that the outstanding aggregate principal balance of the Revolving Credit Loan including outstanding letters of credit, shall at any time exceed the Borrowing Base, upon discovery of the existence of such excess borrowings, Borrower shall, within ninety (90) days from the date of such discovery, make a principal payment which will reduce the outstanding principal balance of the Revolving Credit Loan to an amount which does not exceed the Borrowing Base and/or at Borrower's option provide Bank with additional collateral for the Revolving Credit Loan of a value and type reasonably satisfactory to Bank which additional collateral shall be at a minimum sufficient to secure the then outstanding balance of the Loan (after credit for any principal reduction payment received from Borrower, if any), and if Borrower intends to request additional advances under the Loan,

C SGE 450404 v7

2100000-C03120 5/14/2009

the additional collateral shall include collateral, deemed sufficient in Bank's discretion, to secure the One Hundred Five Million Dollars ($105,000,000.00) credit line limitation, thereafter permitting Borrower to obtain additional advances in the manner and to the extent provided under the terms of this Loan Agreement.

In addition and during such ninety (90) day period or until the principal payment or satisfactory collateral is received, whichever is less, Borrower will not make any additional requests for advances under the Revolving Credit Loan. Once calculated, the Borrowing Base shall remain effective until the next Borrowing Base calculation date as provided in Section 1 of this Loan Agreement.

3.2       Place of Payments. All payments of principal and interest on the Revolving Credit Loan and all payments of fees required hereunder shall be made to Bank, at its address listed in Section 9.2 of this Loan Agreement in immediately available funds.

3.3       Payment on Non-Business Days. Whenever any payment of principal, interest or fees to be made on the indebtednesses evidenced by the Note shall fall due on a Saturday, Sunday or public holiday under the laws of the State of Tennessee, such payment shall be made on the next succeeding Business Day.

SECTION 4: CONDITIONS OF LENDING

4.1       Conditions Precedent to Closing and Funding Initial Advance. The obligation of Bank to fund the initial Revolving Credit Loan Advance after the date of this Loan Agreement is subject to the condition precedent that Bank shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to Bank:

(a)	This Loan Agreement.
(b)	The Note.

(c)      The CBL Mortgage, together with a title commitment from a title insurance company acceptable to Bank, providing for the issuance of a mortgagee's loan policy insuring the lien of the CBL Mortgage, in form, substance and amount satisfactory to Bank, containing no exceptions which are unacceptable to Bank, and containing such endorsements as Bank may require.

(d)	Current financial statements of Borrower in form satisfactory to Bank.

(e)      Copies of the limited partnership agreements, certificates of limited partnership, charters, bylaws, articles of organization and operating agreements for all Loan Parties and Related Entities (which Bank acknowledges it has previously received), and all amendments thereto, and current certificates of existence and certificates of authority for all Loan Parties and Related Entities.

(f)      Copies of corporate resolutions of Borrower's general partner, and all Loan Parties and Related Entities.

C SGE 450404 v7

2100000-C03120 5/14/2009

(g)     The opinion of counsel for all Loan Parties and Related Entities, that the transactions herein contemplated have been duly authorized by all requisite corporate, partnership and/or limited liability company authority, that this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, and pertaining to such other matters as Bank may require.

(h)     A certificate from an insurance company, satisfactory to Bank, setting forth the information concerning insurance which is required by Section 6.3 of this Loan Agreement; or, if Bank shall so require, certified copies of the original insurance policies evidencing such insurance, all of which Bank acknowledges it has previously received.

(i)      Environmental audits of the properties described in the CBL Mortgage, to the extent they have not been previously provided to Bank.

(j)      Surveys of the College Square, Walnut Square and Shoppes at Hamilton Place property subject to the CBL Mortgage, indicating the location of all building lines, easements (visible, reflected in the public records or otherwise) and any existing improvements or encroachments, which surveys shall contain no set of facts objectionable to Bank and shall be accompanied by Bank's usual survey certificate.

(k)     Copies of the appraisals of the real estate described in Exhibit "A" attached hereto.

(l)      The Guaranty Agreement of Parent guarantying the Loan (the "Guaranty Agreements").

(m)    All the items and information shown on the Checklist for Closing, a copy of which is attached hereto and marked Exhibit "D".

4.2       Conditions Precedent to All Revolving Credit Loan Advances. The obligation of Bank to make Revolving Credit Advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

(a)      Borrower shall have furnished to Bank, a written request stating the amount of Revolving Credit Advance requested together with the intended use of the advance.

(b)     Borrower and all Related Entities shall not be in default of any of the terms and provisions hereof or of any instrument or document now or at any time hereafter evidencing or securing all or any part of the Revolving Credit Loan indebtednesses.

(c)      Each of the Warranties and Representations of Borrower, as set out in Section 5 hereof shall remain true and correct in all material respects as of the date of such Loan advance.

(d)	Each Guaranty Agreement shall be and remain in full force and effect.

C SGE 450404 v7

2100000-C03120 5/14/2009

(e)      Within forty-five (45) days after each July 1, January 1, April 1 and October 1, Borrower shall furnish to Bank a Non-Default Certificate executed by a duly authorized officer of Borrower, in the form of Exhibit "E" attached hereto.

(f)      If required by Bank, Borrower shall have furnished to Bank an updated and current title report with respect to the property or properties covered by any CBL Mortgage held by Bank. If any lien shall have been placed on the property subsequent to the date of this Loan Agreement or the applicable CBL Mortgage, other than liens in favor of Bank, no additional advances shall be made.

SECTION 5: REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

5.1       Partnership/Limited Liability Company Status. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. Lakes Mall is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan; it has the authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. CBL Morristown, Ltd. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. Lakes Mall is a wholly owned subsidiary of Borrower. Walnut Square Associate Limited Partnership is a wholly owned subsidiary of Borrower. CBL Morristown, Ltd. is a wholly owned subsidiary of Borrower. Citadel Mall DSG, LLC is a wholly owned subsidiary of Borrower. Laredo/MDN II Limited Partnership is a wholly owned subsidiary of MDN/Laredo GP II, LLC which is a wholly owned subsidiary of Borrower. The Shoppes at Hamilton Place, LLC is a wholly owned subsidiary of Jarnigan Road Limited Partnership which is a 91% owned subsidiary of Borrower.

5.2       Power and Authority. The execution, delivery and performance of the Loan Agreement, the Note, the CBL Mortgage, and the other loan and collateral documents executed pursuant hereto by Borrower and all Related Entities have been duly authorized by all requisite action and, to the best of Borrower's knowledge, will not violate any provision of law, any order of any court or other agency of government, the limited partnership agreements, charter, bylaws or limited liability company agreements of Borrower, or any Related Entity, any provision of any indenture, agreement or other instrument to which Borrower, or any Related Entity is a party, or by which Borrower's, and all Related Entities' respective properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, or any Related Entities, except for liens and other encumbrances provided for and securing the indebtedness covered by this Loan Agreement.

C SGE 450404 v7

2100000-C03120 5/14/2009

5.3	Financial Condition.

(a)      (i) Parent and Borrower's consolidated balance sheets for the fiscal year ended as of December 31, 2008, and the related consolidated statements of operations and Consolidated statements of cash flows for the year then ended filed with the SEC in the Forms 10-Q and 10-K (or their equivalents), and (ii) the unaudited interim consolidated balance sheet of Borrower for March 31, 2009, and the related consolidated statements of operations and consolidated statements of cash flows for the period then ended, a copy of each of which has been furnished to Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Parent and Borrower as at the date of said balance sheets and the results of its operations for said periods and as of the date of closing of this Loan Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis maintained through the period involved.

(b)     Since March 31, 2009, there has been no substantial adverse change in the business, properties, condition (financial or otherwise), or results of operations of Borrower.

(c)      (i) The audited balance sheet of Parent for the fiscal year ended on December 31, 2008, the unaudited balance sheet of Parent for the period ended December 31, 2008, and the related statements of operations and of cash flows for the year ended 2008 and the period ended December 31, 2008, a copy of which has been furnished to Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Parent as at the date of said balance sheets and the results of its operations for said periods and as of the date of closing of this Loan Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis maintained through the period involved.

(d)     Since December 31, 2008, there has been no substantial adverse change in the business, properties, condition (financial or otherwise), or results of operations of Parent.

(e)      The warranties and representations made in this Section 5.3 are and were made as of the date of this Loan Agreement and any violation thereof shall be determined as of that date.

5.4       Title to Assets. Borrower and all Related Entities have good and marketable title to all its properties and assets reflected on the most recent balance sheet furnished to Bank subject to the Permitted Encumbrances with respect to the properties described in the CBL Mortgages and subject to all encumbrances, whether of record or not, with respect to all other properties.

5.5       Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of Borrower threatened against or affecting Borrower or any Related Entity, or any properties or rights of Borrower or any Related Entities, which, if adversely determined, would materially adversely affect the financial or any other condition of Borrower or any Related Entity except as set forth in Exhibit "F" attached hereto. With respect to the materialmens’ lien litigation

C SGE 450404 v7

2100000-C03120 5/14/2009

involving The Lakes Mall, Borrower agrees if the litigation has not been dismissed by June 15, 2010. Borrower, at Bank’s request, will cause the materialmens lien to be bonded off promptly and to the satisfaction of Bank.

5.6       Taxes. Borrower has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.

5.7       Contracts or Restrictions. In Borrower's opinion, Borrower and the Related Entities are not a party to any agreement or instrument or subject to any partnership agreement or limited liability company or corporate restrictions adversely affecting its business, properties or assets, operations or condition (financial or otherwise) other than this Loan Agreement, other bank loan or property partnership agreements that contain certain restrictive covenants or other agreements entered into in the ordinary course of business.

5.8       No Default. No Event of Default (as defined herein) has occurred and not been waived under any agreement or instrument to which it is a party beyond the expiration of any applicable notice and cure period, which default if not cured would materially and substantially affect the financial condition, property or operations of Borrower or any Related Entity. For the purposes of this Paragraph 5.8, monetary defaults specifically excepted under the provisions of Paragraph 8.2 (which excludes non-recourse debt) below shall not be deemed material defaults.

5.9       Patents and Trademarks. Borrower and all Related Entities possess all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of its businesses.

5.10     ERISA. To the best of Borrower's knowledge and belief, Borrower and all Related Entities are in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by it.

5.11     Hazardous Substances. To the best knowledge of Borrower, no Hazardous Substances are unlawfully located on or have been unlawfully stored, processed or disposed of on or unlawfully released or discharged (including ground water contamination) from any property owned by Borrower and/or any Related Entity which is encumbered by the CBL Mortgage and no above or underground storage tanks exist unlawfully on such property. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any property which, if adversely determined, would materially adversely affect the business, operations or the financial condition of Borrower and/or any Related Entity except as set forth in Exhibit "F" attached hereto.

5.12     Ownership of Borrower. As of the date hereof, CBL Holdings I owns an approximate 1.634% general partner interest in Borrower and CBL Holdings II owns a 56.184% limited partner interest in Borrower. Borrower has no other general partners. As of the date

C SGE 450404 v7

2100000-C03120 5/14/2009

hereof, Parent does not own a direct interest in Borrower; however, it owns 100% of the stock of CBL Holdings I and CBL Holdings II. As of the date hereof, CBL & Associates, Inc., its officers and key employees own an approximate 15.13% limited partner interest in Borrower. As of the date hereof, CBL & Associates Management, Inc. owns no interest in Borrower. As of the date hereof, Richard E. Jacobs Group, Inc. owns an approximate 18.61% limited partner interest in Borrower and other investors own an approximate 8.44% limited partner interest in Borrower. As of the date hereof Borrower and its Affiliates own 100% of the partnership interests in Walnut Square Associates Limited Partnership, Laredo/MDN II Limited Partnership and CBL Morristown, Ltd.; and 100% of the limited liability company interests of Lakes Mall and Citadel Mall DSG, LLC. As of the date hereof, Jarnigan Road Limited Partnership is owned 91% by Borrower, 1% by Development Options, Inc. and 8% by Lewis H. Conner, Jr. As of the date hereof, Jarnigan Road Limited Partnership owns 100% of the limited liability company interests of The Shoppes at Hamilton Place, LLC.

5.13	Intentionally Deleted.

5.14     Outstanding Balance on Note. The outstanding unpaid principal balance of the Note is $48,500,000.00 and the undisbursed amount of the Note is $56,500,000.00and no defenses or offsets exist against the holder of the Note or otherwise.

5.15	Intentionally Deleted.

5.16     Anti-Terrorism. Neither Parent, Borrower nor any of their Subsidiaries nor any Related Entity is or has been designated, or is owned or controlled by, a “suspected terrorist” as defined in Executive Order 13224, which prohibits transactions with terrorists and terrorist organizations.

SECTION 6: AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on indebtednesses evidenced by the Note, unless Bank shall otherwise consent in writing, such consent to be at the discretion of Bank and Borrower will and will cause all Related Entities to:

6.1       Business and Existence. Perform all things necessary to preserve and keep in full force and effect its respective existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business in a sound and prudent manner.

6.2       Maintain Property. Maintain, preserve, and protect all leases, franchises, and trade names and preserve all of its properties used or useful in the conduct of its business in a sound and prudent manner, keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

C SGE 450404 v7

2100000-C03120 5/14/2009

6.3	Insurance.

(a)      With respect to all of the Property which serves as collateral for the Loan, at all times maintain in some company or companies (having a Best's rating of A-:XI or better) approved by Bank:

(i)        Comprehensive public liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to Bank, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business;

(ii)       Business interruption insurance and/or loss of rents insurance in a minimum amount specified by Bank, with loss payable clause in favor of Bank;

(iii)      Hazard insurance insuring all the Property which serves as collateral for the Loan against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by windstorm, hail, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) as Bank, in its sole discretion, shall from time to time require, all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be satisfactory to Bank, with loss payable clause in favor of Bank. Bank is hereby authorized and empowered, at its option, to adjust or compromise any loss under any such insurance policies and to collect and receive the proceeds from any such policy or policies as provided in the CBL Mortgage; and

(iv)      Such other insurance as Bank may, from time to time, reasonably require by notice in writing to Borrower.

(b)     All required insurance policies shall provide for not less than thirty (30) days' prior written notice to Bank of any cancellation, termination, or material amendment thereto; and in all such liability insurance policies, Bank shall be named as an additional insured. Each such policy shall, in addition, provide that there shall be no recourse against Bank for payment of premiums or other amounts with respect thereto. Hazard insurance policies shall contain the agreement of the insurer that any loss thereunder shall be payable to Bank notwithstanding any action, inaction or breach of representation or warranty by Borrower or any Related Entity. Borrower will deliver to Bank original or duplicate policies of such insurance, or satisfactory certificates of insurance, and, as often as Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any insurance proceeds received by Bank shall be applied upon the indebtednesses, liabilities, and obligations of Borrower to Bank (whether matured or unmatured) or, at Bank's option, released to Borrower.

6.4       Obligations, Taxes and Liens. Pay all of its indebtednesses and obligations in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for

C SGE 450404 v7

2100000-C03120 5/14/2009

labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower and Related Entities shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation, tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings satisfactory to Bank, and Bank shall be furnished, if Bank shall so request, bond or other security protecting it against loss in the event that such contest should be adversely determined. In addition, Borrower shall immediately pay, upon the request of Bank, all mortgage and/or intangible taxes and/or penalties payable to government officials with respect to any CBL Mortgage and/or the Note or, if Bank has elected to pay same, Borrower shall immediately reimburse Bank therefor upon the request of Bank; provided, however Borrower shall not be required to pay so long as Borrower or any Related Entity is contesting the tax and/or penalties in good faith and through continuous and appropriate proceedings but Borrower shall be required to reimburse to the extent Bank has made any payment.

6.5       Financial Reports and Other Data. Furnish to Bank as soon as available: (a) and in any event within ninety (90) days after the end of each fiscal year of Borrower, an unqualified audit as of the close of such fiscal year of Borrower, including a consolidated balance sheet and consolidated statements of operations and consolidated statements of cash flows together with the unqualified audit report and opinion of Deloitte & Touche, LP, Certified Public Accountant, or other independent Certified Public Accountant which is widely recognized and of good national repute or which is otherwise acceptable to Bank, showing the financial condition of Borrower at the close of such year and the results of operations during such year; and, (b) within forty-five (45) days after the end of each fiscal quarter, (i) Parent’s consolidated balance sheet, consolidated statement of income and retained earnings and consolidated statements of changes, each prepared in accordance with GAAP, not audited but certified by the Chief Executive Officer or the Chief Financial Officer or Controller or a Senior Vice President or Vice President of Accounting of Parent, such balance sheets to be as of the end of such quarter and such consolidated statements to be for the period from the beginning of said year to the end of such quarter, in each case subject only to audit and year-end adjustment and the preparation of required footnotes, provided however, if Parent files a Form 10-Q (or its) with the SEC then the financial statements described above shall be provided to Bank with five (5) days of that filing; (ii) a Non-Default Certificate in the form prescribed on Exhibit "E" attached hereto and made a part hereof; and (iii) a Borrowing Base Certificate; and, (c) within forty-five (45) days after the end of each fiscal quarter, rent rolls and operating statements related to the properties described in the CBL Mortgage; (d) simultaneously with the inclusion of Net Operating Income (loss) from Newly Acquired Property in any financial calculation provided for in this Loan Agreement, certification, in a form acceptable to Bank, of the purchase price for such Newly Acquired Property and a current rent roll and a current income and expense statement, similar to those described above, not audited but certified by the Chief Financial Officer or Controller of Borrower and Parent, as the case may be, such rent roll and statement of income and expense to be for the twelve (12) month period, if available, used in any such calculation and/or to also be for the period from the beginning of said year to the end of such quarter, as the case may be; (e) and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, an unqualified audit as of the close of such fiscal year of Parent, including a consolidated balance sheet and consolidated statements of operations and consolidated statements of cash

C SGE 450404 v7

2100000-C03120 5/14/2009

flows together with the unqualified audit report and opinion of Deloitte & Touche, LP, Certified Public Accountant, or other independent Certified Public Accountant which is widely recognized and of good national repute or which is otherwise acceptable to Bank, showing the financial condition of Parent at the close of such year and the results of operations during such year provided however, if Parent files a Form 10-K (or its equivalent) with the SEC then such financial statements shall be provided to Bank within five (5) days of that filing; (f) , if requested by Bank and on an annual basis, Borrower’s cash flow budgets for the following four (4) fiscal quarters; and (g) such other financial information as Bank may reasonably require.

6.6       Additional Information. Furnish such other information regarding the operations, business affairs and financial condition of Borrower and all Related Entities as Bank may reasonably request, including but not limited to written confirmation of requests for loan advances, true and exact copies of its books of account and tax returns, and all information furnished to the owners of its partnership interests, or any governmental authority, and permit the copying of the same, and Bank agrees that such information shall be maintained in strict confidence unless it is publicly available and except that it may be disclosed to any participants in the Loan and their counsel and Bank's counsel. Provided, however, Borrower shall not be required to divulge the terms of other financing arrangements with other lending institutions if and to the extent Borrower is prohibited by contractual agreement with such lending institutions from disclosing such information with the exception that Borrower shall promptly notify Bank in writing of all defaults, if any, which exist beyond any applicable cure periods and the nature thereof, which occur in connection with such financing arrangements and which defaults or defaults would constitute an Event of Default hereunder. Borrower shall not enter into any such contractual arrangement whereby Borrower is prohibited from disclosing such financial arrangements, without providing Bank with written notice of the nature of such prohibitions. In addition, Borrower shall not enter into any such arrangement while any Event of Default hereunder exists beyond any applicable cure periods.

6.7       Right of Inspection. Permit any person designated by Bank, at Bank's expense, to visit and inspect any of the properties, books and financial reports of Borrower and all Related Entities and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times and as often as a Bank may reasonably request provided that such inspection shall not unreasonably interfere with the operation and conduct of Borrower's or any Related Entity's properties and business affairs and provided further that such person shall disclose such information only to Bank, Bank's appraisers and examiners as required by banking laws, rules and regulations.

6.8       Environmental Laws. Maintain at all times all property described in the CBL Mortgage in compliance with all applicable Environmental Laws, and immediately notify Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to any of such properties.

6.9       Notice of Adverse Change in Assets. At the time of Borrower's and/or Lake Mall's first knowledge or notice, immediately notify Bank of any information that may adversely affect in any material manner the properties of Borrower and/or any Related Entity which are subject to any CBL Mortgage.

C SGE 450404 v7

2100000-C03120 5/14/2009

6.10     Appraisals. Upon Bank's request, but no more frequently than once per every twelve (12) month period, allow appraisers employed by Bank to make updated reappraisals of the property or properties described in the CBL Mortgage, at Borrower's expense.

6.11	Intentionally Deleted.

6.12     Notice of Event of Default. As soon as practicable, and in any event within two (2) Business Days after a Senior Officer of Borrower or any Subsidiary becomes aware of the existence of any condition or event which constitutes a default or Event of Default, Borrower shall provide telephonic notice to Bank specifying the nature and period of existence thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto.

6.13     REIT. Parent shall at all times maintain its status as a "real estate investment trust" under the Internal Revenue Code and shall at all times remain a New York Stock Exchange-listed or AMEX–listed company.

6.14     Ownership.   Charles B. Lebovitz, John N. Foy, Ben Landress, Stephen D. Lebovitz and Michael Lebovitz (or members of their immediate family, or any or trust formed for their benefit, or a corporation in which they own the majority of the voting stock) shall own directly or indirectly at least a combined ten percent (10%) of the voting stock of Parent and operating units of Borrower, except and only to the extent diluted by additional equity offerings or similar transactions.

SECTION 7: NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that at all times from and after the Closing Date, unless Bank shall otherwise consent in writing, such consent to be at the discretion of Bank, Borrower will not, and will not allow any Subsidiary or Related Entity, to either directly or indirectly:

7.1       Minimum Tangible Net Worth. Permit Tangible Net Worth at any time to be less than (i) $2,300,000,000.00 plus (ii) 50% of the Net Proceeds of all Equity Issuances effected at any time after the Agreement Date by Parent, Borrower or any Subsidiaries to any Person other than Parent or any of its Subsidiaries. This shall be measured quarterly.

7.2       Ratio of Total Liabilities to Gross Asset Value. Permit the ratio of (i) Total Liabilities of Parent, Borrower and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of Parent, Borrower and any Subsidiaries determined on a consolidated basis, to exceed 0.650 to 1.00 at any time. This shall be measured quarterly.

7.3       Ratio of EBITDA to Interest Expense. Permit the ratio of (i) EBITDA of Parent, Borrower and the Subsidiaries determined on a consolidated basis for the four (4) fiscal quarters most recently ending to (ii) Interest Expense of Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.750 to 1.00. This shall be measured quarterly.

C SGE 450404 v7

2100000-C03120 5/14/2009

7.4       Ratio of EBITDA to Debt Service. Permit the ratio of (i) EBITDA of Parent, Borrower and the Subsidiaries determined on a consolidated basis [for the four (4) fiscal quarters most recently ending prior to the calculation] to (ii) Debt Service of Parent, Borrower and the Subsidiaries determined on a consolidated basis for such period, to be less than 1.550 to 1.00. This shall be measured quarterly.

7.5       Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability, secured by any of the properties described in the CBL Mortgage, except, with respect to Borrower only, for indebtedness, which is subordinate in all respects to the indebtedness evidenced by the Note which indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per property and is used for renovation, repair or improvement of the property or properties described in the CBL Mortgage.

7.6       Mortgages, Liens, Etc. Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the properties subject to the CBL Mortgage except:

(a)	Liens in favor of Bank securing payment of the Note;
(b)	Existing liens securing indebtednesses permitted under Section 7.5 above;
(c)	Permitted Encumbrances (as defined at Section 1); and
(d)	Liens securing indebtedness permitted under Section 7.5 above.

7.7       Sale of Assets. Sell, lease, convert, transfer or dispose of all or a substantial part of its assets for less than book value or for less than fair market value, or, sell, lease, convert, transfer or dispose of all or a substantial part of its assets, without Bank's prior written consent, if GAAP book value or fair market value exceeds 20% of the GAAP book value of all of its assets at that time. In other words, Borrower may sell its assets without Bank's consent so long as such sale is not more than 20% of the book value of all of its assets and only so long as such sale does not cause Borrower to be in violation of any covenant in this Loan Agreement.

7.8       Consolidation or Merger; Acquisition of Assets. Enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person in excess of $500,000.00 unless: (a) Borrower and/or its general partner shall be the surviving entities or the transaction or acquisition is permitted by and effected in accordance with the provisions of Section 7.12(b); and (b) unless (i) no Event of Default exists; and (ii) Borrower has delivered to Bank at least thirty (30) days the Agent 30 days prior to such acquisition all information related to the acquisition requested by Bank at least thirty (30) days and a compliance certificate, calculated on a pro forma basis, evidencing continued compliance with the financial covenants contained in this Loan Agreement after accounting for the proposed acquisition.

7.9       Partnership Distributions and Other Restricted Payments. If an Event of Default exists or would exist following the making of a Restricted Payment, Parent, Borrower and any Related Entity will not declare or make, or permit any other Subsidiary to declare or

C SGE 450404 v7

2100000-C03120 5/14/2009

make, any Restricted Payment except that (i) Parent may declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for Parent to maintain its status as a REIT, to remain in compliance with this Loan Agreement and Section 8.10 of the Credit Agreement; and (ii) Parent may cause Borrower (directly or indirectly through any intermediate Subsidiaries) to make cash distributions to Parent and to other limited partners of Borrower, and Parent may cause other Subsidiaries of Parent to make cash distributions to Parent and to other holders of Equity Interests in such Subsidiaries, in each case (x) in an aggregate amount not to exceed the amount of cash distributions that Parent is permitted to declare or distribute under the immediately preceding clause (i) and (y) on a pro rata basis, such that the aggregate amount distributed to Parent does not exceed the amount that Parent is permitted to declare or distribute under the immediately preceding clause (i). Notwithstanding the foregoing, if a Default or Event of Default specified in this Loan Agreement or in Section 11.1(a) of the Credit Agreement resulting from Borrower’s failure to pay when due the principal of, or interest on, any of the Advances or any Fees (as such terms are defined in the Credit Agreement), or Section 11.1(e) or (f) of the Credit Agreement, shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default under this Loan Agreement or the Credit Agreement, the Indebtedness or Obligations (as such term is defined in the Credit Agreement), have been accelerated pursuant to this Loan Agreement or Section 11 .2.(a) of the Credit Agreement, Parent and Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments whatsoever.

7.10     Loans to Officers and Employees. Permit or allow loans to officers and employees of Borrower or any Related Entity or holders of partnership interests in Borrower to exceed $500,000.00 in any one instance or $2,000,000.00 in the aggregate, provided that nothing in the foregoing shall be deemed to limit loans made in the ordinary course of business to CBL & Associates Management, Inc.

7.11     Limitations on Actions Against Bank and Participants. Take any action against:

(a)      Bank, if any Participant fails or refuses to fund pursuant to the terms of the Participation Agreement to Bank for the benefit of Borrower, such Participant's Proportionate Share of the amount Bank is obligated to advance hereunder and such failure or refusal has not been caused by Bank's breach of this Loan Agreement or the Participation Agreement; or

(b)     any Participant, if Bank fails or refuses to fund for the account of Borrower any Participant's Proportionate Share of the amount Bank is obligated to advance hereunder, to the extent such Participant's Proportionate Share has been received by Bank; or

(c)      any Participant, if such Participant fails or refuses to fund to Bank for the benefit of Borrower, such Participant’s Proportionate Share of the amount Bank is obligated to advance hereunder and such failure or refusal is not a breach of the Participation Agreement; or

(d)     any Participant, if Bank fails or refuses to fund for the account of Borrower Bank's Proportionate Share. Borrower's and Lake Mall's cause of action under this Loan Agreement, if any, for failure to fund being directly against the lender which fails or refuses to

C SGE 450404 v7

2100000-C03120 5/14/2009

fund, and then only if such failure or refusal to fund would constitute a breach of this Loan Agreement or, with respect to the Participants, the Participation Agreement.

7.12     Investment Concentration/Permitted Investments. Not make, nor permit Parent or any of its Subsidiaries to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings (for purposes of this Section 7.12 the value of the holdings described in items (a) through (e) shall be calculated in accordance with GAAP) of Borrower and/or Subsidiaries and/or Parent to exceed at any time either an aggregate thirty five percent (35%) of Gross Asset Values or the specific Gross Asset Values noted below:

(a)      unimproved real estate [for purposes of this clause (a) unimproved real estate shall not include (i) raw land subject to a ground lease under which Borrower or a Subsidiary is the lessor and a Person not an Affiliate is the lessee; (ii) Properties under development; (iii) land subject to a binding contract of sale under which Borrower or one of its Subsidiaries is the seller and the buyer is not an Affiliate of Borrower and (iv) out-parcels held for lease or sale at Properties which are either completed or where development has commenced] shall not exceed ten percent (10%);

(b)     developed real estate used primarily for non-retail purposes [other than the real estate located at CBL Center, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee and the new office building located at 2034 Hamilton Place Boulevard, Chattanooga, Tennessee] shall not exceed ten percent (10%);

(c)      Investments (which shall be valued at book value determined in accordance with GAAP) in Unconsolidated Affiliates of Borrower or Parent shall not exceed twenty percent (20%);

(d)     Investments [which shall be valued at the lower of cost or market value, which shall also be limited to ten percent (10%)] in Persons that are neither Subsidiaries nor Unconsolidated Affiliates of Borrower or Parent [excluding publicly traded stock of a real estate company in which Borrower is acquiring a controlling interest which shall be limited to ten percent (10%) with any excess applied to the overall percentage limitation of this subsection (d)]; and

(e)      Mortgages in favor of Borrower or Parent (other than (i) Mortgages securing Indebtedness owed to Borrower or any Subsidiary on September 30, 2002, which shall also be limited to ten percent (10%).

7.13     Limitation on Amendment to Organizational Documents. Not change their respective Articles of formation, bylaws, partnership agreements or other organizational documents in any respect which would have a material adverse effect (without the prior written consent of the Requisite Lenders) except as required by law or applicable tax requirements.

SECTION 8: EVENTS OF DEFAULT

An "Event of Default" shall exist if any of the following shall occur:

C SGE 450404 v7

2100000-C03120 5/14/2009

8.1       Payment of Principal, Interest to Bank. Borrower defaults in the payment as and when due of principal or interest on any Note or any fees due under this Loan Agreement which default shall continue for more than ten (10) days following mailing of notice from Bank to Borrower thereof; or Borrower defaults in the payment when due of any other Recourse Indebtednesses, liabilities, or obligations to Bank beyond the expiration of any applicable notice and cure period, whether now existing or hereafter created or arising; direct or indirect, absolute or contingent provided however, there shall be no notice requirement or cure periods if this Note has matured; or

8.2       Payment of Obligations to Others. Borrower or any Related Entity defaults in the payment as and when due of any other Recourse Indebtedness or obligation for borrowed money owed to a lender other than Bank or to Bank unrelated to the Loan, but only if the effect of such default causes the holder of any other Recourse Indebtedness or obligation (after expiration of any applicable cure period) to accelerate the maturity of such indebtedness or obligation prior to the stated maturity date of such indebtedness or obligation; provided however, Borrower and the Related Entity will not be considered in default hereunder if: (a) the monetary payment default is less than One Million Dollars ($1,000,000.00) and is not a failure to pay a regular monthly, quarterly or other periodic installment payment of principal and/or interest or interest only, as the case may be, on the due date [subject to any applicable grace or cure period and specifically excluding any regularly scheduled balloon payment not paid in full within sixty (60) days of the actual due date of the balloon payment unless the lender has issued a notice of default with respect to such balloon payment] or (b) such default is being contested by Borrower or the Related Entity in good faith through appropriate proceedings reasonably acceptable to Bank; or

8.3       Performance of Obligations to Bank. (a) Borrower or any Related Entity defaults with respect to the performance of any non-monetary obligation incurred in connection with the Loan and such default continues for more than thirty (30) days following mailing of notice thereof from Bank to Borrower and/or the Related Entity, as the case may be, or, and such default shall continue for a period of thirty (30) calendar days after the earlier of (i) the date any Senior Officer of Borrower has actual knowledge of such failure or (ii) the date notice of such failure has been given to Borrower and/or the Related Entity, as the case may be, by Bank; provided, however, that if such default is curable, in the Bank’s reasonable opinion, but requires work to be performance, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if such Borrower and/or the Related Entity, as the case may be, commences the same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion, and the same is in fact completed, no later than the date ninety (90) calendar days following the earlier of the date such Senior Officer has actual knowledge of such failure or the date Bank gave notice of such failure to Borrower and/or the Related Entity, as the case may be; or (b) Borrower and/or the Related Entity, as the case may be, defaults with respect to the performance of any other non-monetary obligation incurred in connection with any Recourse Indebtedness for borrowed money owed to Bank in connection with the Loan and such default continues for more than thirty (30) days following mailing of notice thereof from Bank to Borrower and/or the Related Entity, as the case may be, or, and such default shall continue for a period of thirty (30) calendar days after the

C SGE 450404 v7

2100000-C03120 5/14/2009

earlier of (i) the date any Senior Officer of Borrower has actual knowledge of such failure or (ii) the date notice of such failure has been given to Borrower and/or the Related Entity, as the case may be, by Bank; provided, however, that if such default is curable, in the Bank’s reasonable opinion, but requires work to be performance, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if such Borrower and/or the Related Entity, as the case may be, commences the same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion, and the same is in fact completed, no later than the date ninety (90) calendar days following the earlier of the date such Senior Officer has actual knowledge of such failure or the date Bank gave notice of such failure to Borrower and/or the Related Entity, as the case may be; or (c) any Borrower or any Related Entity shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section; or

8.4       Performance of Obligations to Others. An event of default occurs with respect to the performance of non-monetary obligations incurred in connection with any Recourse Indebtedness for borrowed money owed to a lender other than Bank, provided the default has not been waived by such lender or the default has not been cured within the applicable cure period; provided further however, if such lender's declaration of default is being continuously and diligently contested by Borrower and/or the Related Entity, as the case may be, in good faith through appropriate proceedings reasonably acceptable to Bank, such default shall not constitute a default hereunder; or

8.5       Representation or Warranty. Any representation or warranty made by Borrower herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any substantial material respect on the date as of which made; or

8.6       Bankruptcy, Etc. Borrower or CBL Holdings or Parent or any Related Entity shall make a general assignment of assets for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence on its or their behalf any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower or CBL Holdings or Parent or any Related Entity, in which an order for relief is entered against Borrower or CBL Holdings or Parent which remains undismissed for a period of ninety (90) days or more; or Borrower or CBL Holdings or Parent or any Related Entity by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

C SGE 450404 v7

2100000-C03120 5/14/2009

8.7       Concealment of Property, Etc. Borrower, any Related Entity, or CBL Holdings or Parent shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its or his creditors or any of them, or made or suffered a transfer of any of its property which shall constitute a fraudulent act under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

8.8       Management Change. Active management of Borrower, CBL & Associates Management, Inc. (the “Management Company”) and the Parent shall remain in Charles B. Lebovitz; provided, however, upon his failure to remain in active management such failure shall not be a default hereunder if either (i) at least two (2) of the following remain active in the management: John N. Foy, Stephen D. Lebovitz, Michael Lebovitz, Ben Landress, and Charles W. A. Willett, Jr.; or (ii) within one hundred eighty (180) days Borrower, Management Company and Parent present a management replacement satisfactory to Bank and all participating lenders in the Loan; or

8.9       Change in Ownership. Parent, its affiliates, officers and key employees, and CBL Holdings shall have through any means reduced their aggregate partnership interest in Borrower to less than fifteen percent (15%) of the aggregate of such partnership interests; or

8.10     Loan Documents Terminated or Void. This Loan Agreement, any Note, the Guaranty, or any instrument securing any Note shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void; or Borrower and/or any Related Entity shall deny it has any or further liability under this Loan Agreement, the Note, the Guaranty, or under the CBL Mortgage; or

8.11     Covenants. Borrower or any Related Entity defaults in the performance or observance of any other covenant, agreement or undertaking on its part to be performed or observed, contained herein, in the CBL Mortgage or in any other instrument or document which now or hereafter evidences or secures all or any part of the loan indebtedness which default shall continue for more than thirty (30) days following the mailing of notice from Bank to Borrower and/or such Related Entity, as the case may be; provided however, and notwithstanding anything contained in this Loan Agreement, in the CBL Mortgage or in any other instrument or document which now or hereafter evidences or secures all or any part of the loan indebtedness, failure to comply with a financial covenant shall not be an Event of Default unless such failure continues for ninety (90) days after the earlier of (i) the date any Senior Officer of Borrower or any Related Entity has actual knowledge of such failure; or (ii) the date notice of such failure has been given to Borrower by Bank; or

8.12     Breach of Section 7 of this Loan Agreement. Borrower shall fail to observe or perform its obligations to Bank, and/or any Participant under Section 7 of this Loan Agreement and such failure continues for ninety (90) calendar days after the earlier of (i) the date any Senior

C SGE 450404 v7

2100000-C03120 5/14/2009

Officer of Borrower has actual knowledge of such failure or (ii) the date notice of such failure has been given to Borrower by Bank; or

8.13     Placement of Liens on Property. Borrower or any Related Entity shall, without the prior written consent of Bank and except as permitted by Section 7.5 and 7.6 hereof, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, deed of trust, pledge, lien (statutory, constitutional or contractual), or security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the CBL Mortgage, with respect to the property described in any CBL Mortgage; or

8.14     Other Indebtedness Default. Borrower, any Guarantor, or any significant Subsidiary (significance to be determined by Bank in its sole but reasonable discretion) during any twelve (12) month period defaults on any recourse or guaranteed indebtedness in excess of Fifty Million and No/100 Dollars ($50,000,000.00) in the aggregate.

8.15     Remedy. Upon the occurrence of any Event of Default, as specified herein, Bank shall, at its option, be relieved of any obligation to make further Revolving Credit Advances under this Loan Agreement; and Bank may at its option charge interest on the outstanding indebtedness at the Default Rate; and Bank may, at its option, thereupon declare the entire unpaid principal balances of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under the CBL Mortgage, any other instrument or document which secures any Note, or available at law or in equity. All such rights and remedies are cumulative and nonexclusive, and may be exercised by Bank concurrently or sequentially, in such order as Bank may choose.

SECTION 9: MISCELLANEOUS

9.1       Amendments. The provisions of this Loan Agreement, any Note, the CBL Mortgage or any instrument or document executed pursuant hereto or securing the indebtednesses may be amended or modified only by an instrument in writing signed by the parties hereto and thereto.

9.2       Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to Borrower , to it at c/o CBL & Associates Properties, Inc., CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421-6000, Attention: President, with a copy to Charles Willett, Jr.; if to Bank, to it at 701 Market Street, Chattanooga, Tennessee 37402, Attention: Gregory L. Cullum; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 9.2. All such notices and other communications shall be effective (i) if mailed, when received or three (3) Business Days after mailing, whichever is earlier; or (ii) if delivered, upon delivery and receipt of an executed acknowledgment of receipt by the party to whom delivery is made. Notwithstanding the foregoing, Bank shall not be required to send a copy of

C SGE 450404 v7

2100000-C03120 5/14/2009

any notice or communication to Charles Willett, Jr. but Bank will use good faith efforts to copy Charles Willett, Jr. on any such notices or communications via regular mail, fax or email.

9.3       No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter securing the indebtedness evidenced hereby or under any guaranty at any time given with respect thereto is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.4       Indemnification. Borrower agrees to indemnify Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees, growing out of or resulting from this Loan Agreement (including, without limitation, enforcement of this Loan Agreement), except claims, losses or liabilities resulting solely and directly from Bank's gross negligence or willful misconduct or from Bank's violation of applicable banking rules and regulations. The indemnification provided for in this Section shall survive the payment in full of the loan. Borrower agrees to indemnify Bank and the Participants and to hold Bank and the Participants harmless from any loss or expense that such Bank or the Participants may sustain or incur as a consequence of a default by Borrower in making any prepayment of or conversion from an advance bearing interest at the LIBOR Rate after Borrower has given a notice thereof in accordance with the provisions of this Loan Agreement.

9.5       Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein.

9.6       Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee; except (a) that the provisions hereof which relate to the payment of interest shall be governed by (i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits Bank to charge the higher rate, as more particularly set out in the Note, and (b) to the extent that the Liens in favor of Bank, the perfection thereof, and the rights and remedies of Bank with respect thereto, shall, under mandatory provisions of law, be governed by the laws of a state other than Tennessee.

9.7       Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

9.8       Terminology; Section Headings. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

C SGE 450404 v7

2100000-C03120 5/14/2009

9.9       Enforceability of Agreement. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

9.10	Interest Limitations.

(a)      The Loan and the Note evidencing the Loan, including any renewals or extensions thereof, may provide for the payment of any interest rate (i) permissible at the time the contract to make the Loan is executed, (ii) permissible at the time the Loan is made or any advance thereunder is made, or (iii) permissible at the time of any renewal or extension of the loan or any Note.

(b)     It is the intention of Bank and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Note ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to Borrower or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, Borrower and Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between Bank and Borrower, that operates to bind, obligate, or compel Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Bank and Borrower that is in conflict with the provisions of this paragraph.

The Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

9.11     Non-Control. In no event shall Bank's rights hereunder be deemed to indicate that Bank is in control of the business, management or properties of Borrower and/or any Related

C SGE 450404 v7

2100000-C03120 5/14/2009

Entity or has power over the daily management functions and operating decisions made by Borrower and/or any Related Entity.

9.12     Loan Review; Extensions of Termination Date; Continuing Security.

(a)      At least ninety (90) days prior to June 1, 2010, Borrower shall notify Bank in writing whether it desires to extend the existing Termination Date of Revolving Credit Loan for an additional twelve (12) months beyond the existing Termination Date of Revolving Credit Loan.

(b)     The specific Termination Date of Revolving Credit Loan mentioned in Article One may be extended for an additional period of one (1) year. On or before June 1, 2010, if the Loan remains unpaid, Bank shall review the performance of the Loan. If Bank deems performance of the Loan acceptable, it will renew the Loan for one (1) year from the then existing Termination Date of Revolving Credit Loan. If Bank renews the Loan at anytime or from time to time prior to June 1, 2010, Bank, and Borrower agree the Loan shall be renewed with covenants as contained in Sections 7 of this Loan Agreement and such other covenants, terms and conditions as may be mutually agreed upon by Borrower and Bank. If Bank deems performance of the Loan not acceptable, Bank shall not be obligated to extend the Termination Date of Revolving Credit Loan. Assessment of performance and the decision whether to extend the Termination Date of Revolving Credit Loan shall be solely within Bank's discretion. Bank will not deem the performance of the Loan acceptable unless and until Borrower provides to Bank, among other things, updated title commitments with respect to all properties covered by any CBL Mortgage, which title commitments must be in form and substance acceptable to Bank and must contain no exceptions unacceptable to Bank. Bank shall notify Borrower of the results of its review of the Loan no later than eleven (11) months prior to the then effective Termination Date of the Revolving Credit Loan. If Bank elects not to renew the Loan, Bank shall not perform or cause to be performed, except at Bank's expense unless an Event of Default has occurred, any inspections, appraisals, surveys or similar items between: (a) the date notice thereof is given Borrower or the Termination Date of Revolving Credit Loan, whichever first occurs, and (b) the date the Note is to be repaid as provided therein. In the event the Termination Date of Revolving Credit Loan is not extended, Borrower may continue to use the Loan evidenced by the Note subject to the terms and provisions of this Loan Agreement in which event the principal balance due, together with all accrued interest, shall be payable in full at the Termination Date of Revolving Credit Loan existing at the time Bank elects not to extend the then existing Termination Date of Revolving Credit Loan. Anything contained in the foregoing to the contrary notwithstanding, upon any such extension, Borrower agrees to pay to Bank (in addition to the commitment fees it has previously paid under this Loan Agreement) an extension fee of Two Hundred Sixty Two Thousand Five Hundred and NO/100 Dollars ($262,500.00).

(c)      Upon the specific Termination Date of Revolving Credit Loan so fixed in Article One, or in the event of the extension of this Loan Agreement to a subsequent Termination Date of Revolving Credit Loan (when no effective extension is in force), the Revolving Credit Loan and all other extensions of credit (unless sooner declared to be due and payable by Bank pursuant to the provisions hereof), and subject to Borrower's election as set forth in subparagraph (a) above, shall become due and payable for all purposes. Until all such indebtednesses, liabilities

C SGE 450404 v7

2100000-C03120 5/14/2009

and obligations secured by the CBL Mortgage are satisfied in full, such termination shall not affect the security interest granted to Bank pursuant to the CBL Mortgage, nor the duties, covenants, and obligations of Borrower therein and in this Loan Agreement; and all of such duties, covenants and obligations shall remain in full force and effect until the Revolving Credit Loan and all obligations under this Loan Agreement have been fully paid and satisfied in all respects.

9.13     Fees and Expenses. Borrower agrees to pay, or reimburse Bank for, the reasonable actual third party out-of-pocket expenses, including counsel fees and fees of any accountants, inspectors or other similar experts, as deemed necessary by Bank, incurred by Bank in connection with the development, preparation, execution, amendment, recording, (excluding the salary and expenses of Bank's employees and Bank's normal and usual overhead expenses) or enforcement of, or the preservation of any rights under this Loan Agreement, the Note and any instrument or document now or hereafter securing the and Revolving Credit Loan indebtednesses.

9.14     Time of Essence. Time is of the essence of this Loan Agreement, the Note and the other instruments and documents executed and delivered in connection herewith.

9.15     Compromises, Releases, Etc. Bank is hereby authorized from time to time, without notice to anyone, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the Loan indebtedness, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or guaranties upon any of said indebtedness; and the liability of any guarantor, if any, shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness or any collateral or security therefor. Bank shall have the right to apply such payments and credits first to the payment of all its expenses, including costs and reasonable attorneys' fees, then to interest due under the Note and then to principal due under the Note. Bank shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Borrower or its property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever. Upon the occurrence of an Event of Default, it is expressly agreed that Bank may at any time make demand for payment on, or bring suit against, Borrower and any guarantor, jointly or severally and may compromise with any of them for such sums or on such terms as it may see fit, and without notice or consent, the same being hereby expressly waived.

9.16     Joinder of Parent. Parent joins herein for the purpose of acknowledging and consenting to the terms and provisions hereof.

9.17     Bank's Consent. Except as otherwise expressly provided herein, in any instance hereunder where Bank's approval or consent is required or the exercise of its judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole but reasonable discretion of Bank, and Bank shall not, for any reason or

C SGE 450404 v7

2100000-C03120 5/14/2009

to any extent, be required to grant such approval or consent or exercise such judgment provided that Bank shall proceed at all times in good faith and in a commercially reasonable manner.

9.18     Venue of Actions. As an integral part of the consideration for the making of the loan, it is expressly understood and agreed that no suit or action shall be commenced by Borrower, Related Entities, CBL Holdings, Parent, by any guarantor, or by any successor, personal representative or assignee of any of them, with respect to the loan contemplated hereby, or with respect to this Loan Agreement or any other document or instrument which now or hereafter evidences or secures all or any part of the loan indebtedness, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of Bank is situated, or in the United States District Court for the District in which the principal place of business of Bank is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences or secures the loan indebtedness.

9.19     Waiver of Right to Trial By Jury. EACH PARTY TO THIS LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.20     Conflict. In the event of any conflict between the provisions hereof and any other loan document during the continuance of this Loan Agreement the provisions of this Loan Agreement shall control.

9.21     Participation Agreement. Borrower acknowledges that the Participation Agreement exists and that Bank is obligated, subject to the terms and conditions hereof, to fund One Hundred Five Million Dollars ($105,000,000.00) to Borrower but that of that amount, Compass Bank, Regions Bank, Branch Banking and Trust Company and Manufacturers and Traders Trust Company are obligated, subject to the terms and conditions of the Participation Agreement, to fund as follows: Compass is to fund Fifteen Million and NO/100 Dollars ($15,000,000.00), Regions Bank is to fund Twenty Seven Million Five Hundred Thousand and NO/100 Dollars ($27,500,000.00), Branch Banking and Trust Company is to fund Fifteen

C SGE 450404 v7

2100000-C03120 5/14/2009

Million and NO/100 Dollars ($15,000,000.00) and Manufacturers and Traders Trust Company to fund Twenty Million and NO/100 Dollars ($20,000,000.00).

9.22     USA Patriot Act Notice and Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Bank may from time to time request, and Borrower shall provide to Bank, Borrower’s, Parent’s, each Guarantor’s and each other Loan party’s name, address, tax identification number and/or such other identification information as shall be necessary for Bank to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

9.23     Non-Recourse. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LOAN AGREEMENT TO THE CONTRARY, BANK EXPRESSLY AGREES THAT PAYMENT OF ALL PRINCIPAL, INTEREST AND OTHER AMOUNTS (INCLUDING COSTS AND EXPENSES) DUE AND PERFORMANCE OF ALL OTHER OBLIGATIONS AND LIABILITIES UNDER THIS LOAN AGREEMENT BY CBL HOLDINGS I, INC., IN ITS CAPACITY AS THE GENERAL PARTNER OF BORROWER, SHALL BE NON-RECOURSE AS TO SUCH GENERAL PARTNER.

(Signatures on Next Page)

C SGE 450404 v7

2100000-C03120 5/14/2009

IN WITNESS WHEREOF, Borrower, Bank, CBL Holdings and Parent have caused this Loan Agreement to be executed by their duly authorized officers, managers and/or partners, all as of the day and year first above written.

CBL & ASSOCIATES LIMITED PARTNERSHIP

BY:	CBL HOLDINGS I, INC.,
Its Sole General Partner

By:	/s/ Charles W.A. Willett, Jr.
Charles W. A. Willett, Jr.

Title: Senior Vice President-Real Estate Finance

BORROWER

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ Charles W.A. Willett, Jr.
Charles W. A. Willett, Jr.

Title: Senior Vice President-Real Estate Finance

PARENT/GUARANTOR

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:	/s/ Gregory L. Cullum
Gregory L. Cullum, Senior Vice President

BANK

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "A"

Real property known as:

(a) Walnut Square Mall, Dalton, Georgia

(b) The Lakes Mall, Fruitport, Michigan

(c) College Square, Morristown, Tennessee

(d) Dick’s Sporting Goods at Citadel Mall, Charleston, S.C.

(e) Former Montgomery Ward building and Olive Garden out parcel at Mall Del Norte, Laredo, Texas

(f) The Shoppes at Hamilton Place, Chattanooga, Tennessee

all as more particularly described in the individual deeds of trust, deeds to secure debt and/or mortgages applicable to the above described properties.

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "B"

PERMITTED ENCUMBRANCES

1.	As described in the Mortgages.

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "C"

NOTE

1

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "D"

CHECKLIST FOR CLOSING

1

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "E"

NON-DEFAULT CERTIFICATE

For Fiscal Year Ended _______________, 20__.

For Fiscal Quarter Ended _______________, 20__.

The undersigned, a duly authorized officer of CBL & Associates Limited Partnership, a Delaware limited partnership [referred to as "Borrower" in that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated as of May 15, 2009, between Borrower and First Tennessee Bank National Association ("Bank")], certifies to said Bank, in accordance with the terms and provisions of said Loan Agreement, as follows:

1.         All of the representations and warranties set forth in the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date except as otherwise previously disclosed to Bank in writing.

2.         As of the date hereof, Borrower has no knowledge of any Event of Default, as specified in Section 8 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

3.         As of the date hereof, Borrower is in full compliance with all financial covenants contained in the Loan Agreement (and copies of all calculations related to the financial covenants are attached), and the following are true, accurate and complete:

(a)	The Tangible Net Worth (as defined in the Loan Agreement) is $__________________________ as of ________________, 20___.
(b)	The Total Liabilities to Gross Asset Value is _____ to _____ as of _____________________, 20__.
(c)	The ratio of EBITDA to Debt Service Debt is ____ to ____ as of ______________, 20__.
(d)	The ratio of EBITDA to Interest Expense is ____ to ____ as of _____________________, 20_____.

DATED this ______ day of ______________________, 20____.

CBL & ASSOCIATES LIMITED PARTNERSHIP

BY:	CBL HOLDINGS I, INC.,
Its Sole General Partner

By:	Charles W. A. Willett, Jr.

Title: Senior Vice President-Real Estate Finance

1

C SGE 450404 v7

2100000-C03120 5/14/2009

EXHIBIT "F"

LITIGATION

Disclosure Pursuant to Paragraph 5.5

See Exhibit "F-1" attached for description of all litigation which could have a material adverse effect on Borrower.

ENVIRONMENTAL MATTERS

Disclosure pursuant to Paragraph 5.11

None.

1

C SGE 450404 v7

2100000-C03120 5/14/2009

JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

COMPASS BANK as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of May 15, 2009, between and among First Tennessee Bank National Association and CBL & Associates Limited Partnership, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of May 15, 2009.

COMPASS BANK

By:	/s/ Keely McGee
Keely McGee, Senior Vice President

1

C SGE 450404 v7

2100000-C03120 5/14/2009

JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

REGIONS BANK as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of May 15, 2009, between and among First Tennessee Bank National Association and CBL & Associates Limited Partnership, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of May 15, 2009.

REGIONS BANK

By:	/s/ Sarah McKenzie
Sarah McKenzie,

Title: Vice President, Commercial Real Estate

2

C SGE 450404 v7

2100000-C03120 5/14/2009

JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

BRANCH BANKING AND TRUST COMPANY as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of May 15, 2009, between and among First Tennessee Bank National Association and CBL & Associates Limited Partnership, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of May 15, 2009.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Robert M. Searson
Robert M. Searson

Title:   Senior Vice President

1

C SGE 450404 v7

2100000-C03120 5/14/2009

JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

MANUFACTURERS AND TRADERS TRUST COMPANY as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of May 15, 2009, between and among First Tennessee Bank National Association and CBL & Associates Limited Partnership, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of May 15, 2009.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Steven P. Deck
Steven P. Deck, Vice President

1

C SGE 450404 v7

2100000-C03120 5/14/2009